Exhibit 10.5

FOURTH AMENDMENT OF LEASE

THIS FOURTH AMENDMENT OF LEASE (hereinafter called “Amendment”) is made and entered into on this 29th day of July 2009, by and between Watsonville Freeholders, a California limited partnership (hereinafter called “Landlord”) and West Marine Products, Inc., a California corporation (hereinafter called “Tenant”).

RECITALS

A. By Lease Agreement dated June 26, 1997, as amended by (a) Landlord Subordination dated February 6, 2003, (b) First Amendment of Lease dated July 27, 2005, and (c) Second Amendment of Lease dated December 21, 2005, Landlord leased to Tenant an approximately eighty-nine thousand, two hundred eleven (89,211) square-foot premises located at 500 Westridge Drive, Watsonville, California 95076 (the “Demised Premises”) and by (d) Third Amendment of Lease dated November 30, 2006, the Demised Premises was increased by an adjacent space comprised of an approximately eleven thousand, six hundred (11,600) square foot of premises (the “Additional Premises”). Per the Third Amendment of the Lease, the Demised Premises and the Additional Premises became the “New Premises” totaling approximately one-hundred thousand, eight hundred eleven (100,811) square feet located at 500 Westridge Drive, Watsonville, California 95076. The Lease Agreement, and all amendments thereto are collectively referred to herein as the “Lease.” The Demised Premises, the Additional Premises and the New Premises are more particularly described in the Lease and amendments thereto.

B. Landlord and Tenant now desire to further amend the Lease in certain respects.

AGREEMENT

For and in consideration of the recitals above made and the promises and agreements that follow, and other good and valuable consideration, the parties agree as follows:

1. New Premises. The New Premises shall be designated and distinguished by this Amendment as two independent premises comprised of the following:

A. The Demised Premises consisting of an approximately eighty-nine thousand, two hundred eleven (89,211) square-foot premises located at 500 Westridge Drive, Watsonville, California 95076; and

B. The Additional Premises consisting of an approximately eleven thousand, six hundred (11,600) square foot of premises also located at 500 Westridge Drive, Watsonville, California 95076 and adjacent to the Demised Premises.

2. Rent and Term for the Additional Premises. The Rent, Term and other terms and conditions for the Additional Premises is unchanged by this Amendment and remain in effect as specified in the Lease.

3. Rent for the Demised Premises During the Current Term. Landlord and Tenant do hereby agree that the base rent (“Rent”) for the Demised Premises for the balance of the current Term commencing May 1, 2009 and continuing through October 31, 2011 (“Remaining Term”) shall be reduced and fixed as follows:

Annual Rate	Period	Monthly Amount	Annual Amount
$11.88	5/1/2009 - 10/31/2011	$88,318.89	$1,059,826.68

4. Renewal of Lease Term for the Demised Premises. Landlord and Tenant do hereby further agree to renew the Term of the Lease following the expiration of the Remaining Term solely for the Demised Premises for a period of five (5) years, commencing November 1, 2011 and continuing through October 31, 2016 (the “Renewal Term”).

5. Base Rent During Renewal Term for the Demised Premises. Landlord and Tenant do hereby further agree that the Rent for the Demised Premises during the Renewal Term shall be fixed at the following rate:

Annual Rate	Period	Monthly Amount	Annual Amount
$13.08	11/1/2011 - 10/31/2016	$97,240.00	$1,166,880.00

6. Renewal Options. Landlord hereby agrees to provide Tenant with three additional separate and successive five year options (each a “Successive Term”), at Tenant’s sole election, to extend the term of the Lease for the Demised Premises following the expiration of the Renewal Term and each applicable Successive Term, under the same terms and conditions contained in the Lease, except that the Rent shall be at the then fair market value for space that is substantially similar in type, size and quality.

7. Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms and phrases used in this Amendment shall have the same meaning attributed to them in the Lease.

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8. Affirmation. Except as modified by this Amendment, the Lease remains unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment.

LANDLORD:		TENANT:

Watsonville Freeholders		West Marine Products, Inc.

By:	/s/ Randolph K. Repass	By:	/s/ Christopher Bolling
	Randolph K. Repass		Christopher Bolling
	General Partner		SVP Business Development

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